U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida 33027
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code:   (954) 364-6900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (d)    M. Steven Langman and Franz-Ferdinand Buerstedde have each been elected to the Board of Directors (the "Board") of Elizabeth Arden, Inc. (the "Company"), effective as of October 28, 2014. Messrs. Langman and Buerstedde were elected on October 27, 2014, by written consent of Nightingale Onshore Holdings L.P. and Nightingale Offshore Holdings L.P., investment funds affiliated with Rhone Capital L.L.C. (the "Rhone Purchasers") that hold all of the Company's outstanding Series A Serial Preferred Stock, par value $.01 per share (the "Preferred Stock"), in accordance with the terms of the Preferred Stock. Currently, the holders of the majority of the Preferred Stock outstanding, voting separately as a class, have the right to elect two directors to the Board.

          Effective as of October 28, 2014, Mr. Langman has been appointed to serve as a member of each of the Compensation and Nominating and Corporate Governance Committees of the Board and is expected to serve as the Company's next Lead Independent Director, upon the expiration of Mr. Fred Berens' term as our Lead Independent Director, for a term beginning December 1, 2014 and through November 30, 2016.

          Mr. Langman is a co-founder and managing director of Rhone Group L.L.C., a private equity firm, which is affiliated with the Rhone Purchasers. Mr. Buerstedde is also a managing director of Rhone Group L.L.C.

          On August 19, 2014, the Company entered into a securities purchase agreement with the Rhone Purchasers, pursuant to which the Rhone Purchasers acquired 50,000 shares of our Preferred Stock and warrants to purchase up to 2,452,267 shares of our common stock, par value $.01 per share (the "Common Stock"), at an exercise price of $20.39 per share. Concurrently with the securities purchase agreement described above, the Company entered into a shareholders agreement with the Rhone Purchasers that provides them, among other things, with certain director nomination rights, preemptive rights, consent rights, and registration rights. As of October 24, 2014, the Rhone Purchasers and their affiliates beneficially owned approximately 20.2% of the Company's outstanding Common Stock, after giving effect to the exercise of the Warrants. For further detail regarding the above described transaction and agreements with the Rhone Purchasers, please refer to the Company's Current Report on Form 8-K filed on August 19, 2014, reporting information under Items 1.01, 3.02, 5.03 and 9.01 of Form 8-K (Accession No. 0001193125-14-314774), which is incorporated by reference herein.

          Messrs. Langman and Buerstedde will receive our standard non-employee director compensation, including cash and equity awards, and will be reimbursed for all expenses incurred in connection with their service as directors.

          As it does with all directors and executive officers, the Company will enter into an indemnification agreement with each of Messrs. Langman and Buerstedde. The indemnification agreements will require the Company to indemnify each of Messrs. Langman and Buerstedde, to the fullest extent permitted by Florida law, for certain liabilities to which they may become subject as a result of their position as directors of the Company. The Form of Indemnification Agreement for Directors and Officers of Elizabeth Arden, Inc. is filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company's Current Report on Form 8-K dated August 11, 2009 and is incorporated by reference herein.

Item 8.01 Other Events

          On October 24, 2014, the Company filed its definitive proxy statement for the Annual Meeting of Shareholders to be held on December 3, 2014 (the "Annual Meeting"), whereby it announced the nomination of the following six directors for election to the Company's Board by the holders of record of the Company's Common Stock and the Preferred Stock, as of the close of business on October 3, 2014:

E. Scott Beattie
Fred Berens
Richard C.W. Mauran
Maura J. Clark
William M. Tatham
A. Salman Amin

          Mr. J.W. Nevil Thomas has not been nominated for reelection at the Annual Meeting and will retire from the Company's Board of Directors at the end of his current term.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: October 27, 2014	/s/ Marcey Becker

Marcey Becker Senior Vice President, Finance and Corporate Business Development